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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-60132 and 333-10041) of Catalyst Semiconductor, Inc. of our report dated June 11, 1997, except as to note 11, which is as of July 3, 1997, appearing on page 21 of this Form 10-K.



PRICE WATERHOUSE LLP
San Jose, California
July 3, 1997